Exhibit 5.1

January 19, 2021

Commercial Metals Company

6565 N. MacArthur Blvd., Suite 800

Irving, Texas 75039

Ladies and Gentlemen:

We have acted as counsel for Commercial Metals Company, a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Act”) of a registration statement on Form S-3 (the “Registration Statement”) by the Company relating to an indeterminate amount of unsecured debt securities of the Company (the “Debt Securities”) that may be issued and sold from time to time pursuant to Rule 415 under the Act.

For purposes of the opinions we express below, we have examined originals, or copies certified or otherwise identified, of (i) the certificate of incorporation and bylaws, each as amended to date, of the Company (the “Charter Documents”); (ii) the Indenture filed as Exhibit 4.1 to the Company’s registration statement on Form S-3 (File No. 333-188366), filed with the Commission on May 6, 2013, and executed by the Company, as issuer, and the trustee thereunder on May 6, 2013 (referred to herein, together with any supplements to such Indenture entered into in the future, collectively, as the “Indenture”) pursuant to which Debt Securities may be issued; (iii) the Registration Statement and all exhibits thereto; and (iv) such other corporate records of the Company as we have deemed necessary or appropriate for purposes of the opinions hereafter expressed.

As to questions of fact material to the opinions expressed below, we have, without independent verification of their accuracy, relied to the extent we deem reasonably appropriate upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In making the foregoing examination, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iv) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto and (v) that all factual information on which we have relied was accurate and complete.

We have also assumed that (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization, (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (iii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any prospectus supplement will have been issued, (iv) a prospectus supplement will have been prepared and filed with the Commission properly describing the Debt Securities offered thereby and will have been delivered to the purchaser(s) of the Debt Securities as required in accordance with applicable

Commercial Metals Company

January 19, 2021

law, (v) the Debt Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (vi) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and will be an enforceable obligation of the parties thereto, and (vii) any applicable indenture supplement entered into in connection with the issuance of Debt Securities will comply with applicable law and be enforceable in all respects in accordance with its terms.

Based on the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that with respect to Debt Securities to be issued under the Indenture, when (i) the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware and the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Company Board”) has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters and such Debt Securities do not include any provision that is unenforceable, and (ii) such Debt Securities have been duly established, executed, authenticated, issued and delivered in accordance with both the provisions of the Indenture and the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and upon payment of the consideration therefor provided for therein, all in accordance with the Registration Statement and any applicable prospectus supplement, such Debt Securities will constitute legal, valid and binding obligations of the Company.

The opinions set forth above are subject to the following qualifications, limitations and exceptions:

(a)     The opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, rearrangement, liquidation, conservatorship or other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally, (ii) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances and (iii) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b)     The opinions are subject to the effect of (i) general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, general matters of public policy and other similar doctrines generally affecting the enforceability of agreements (regardless of whether considered in a proceeding in equity or at law) (ii) obligations of good faith and fair dealing under New York law and (iii) other commonly-recognized statutory and judicial constraints on enforceability, including statutes of limitation, limitations on rights to indemnification that contravene law or public policy and the effectiveness of waivers of rights or benefits that cannot be effectively waived under applicable law.

Commercial Metals Company

January 19, 2021

(c) In rendering the opinions, we have assumed that, at the time of the sale of the Debt Securities, (i) the resolutions of the Board of Directors or similar governing body, as reflected in the minutes and proceedings of the Company, will not have been modified or rescinded and (ii) there will not have occurred any change in the laws affecting the authorization, execution, delivery, issuance, sale, ranking, validity or enforceability of the Debt Securities.

The opinions expressed herein are limited to the federal laws of the United States of America, and, to the extent relevant to the opinions expressed herein, (i) the Delaware General Corporation Law and (ii) the laws of the State of New York (including the statutory provisions and reported judicial decisions interpreting the state laws of the State of New York), in each case as in effect on the date hereof (all of the foregoing being referred to as the “Opined on Law”). We do not express any opinion with respect to any other laws, or the laws of any other jurisdiction (including, without limitation, any laws of any other jurisdiction which might be referenced by the choice-of-law rules of the Opined on Law), other than the Opined on Law or as to the effect of any such other laws on the opinions herein stated.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm contained therein under the heading “Legal Matters.” In giving this consent, we do not hereby admit we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP